UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]       Preliminary Proxy Statement

[   ]       Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[   ]       Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

The Bancorp, Inc.

______________________________

(Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)

[X]       No fee required.

[   ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.1

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3)   Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)   Total fee paid:

________________________________________________________________________________

[   ]       Fee paid previously with preliminary materials.

[   ]       Check box if any part of the fee is offset as provided by Exchange Act Tule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid

________________________________________________________________________________

(2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3)   Filing Party:

________________________________________________________________________________

(4)   Date Filed:

________________________________________________________________________________

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021

This Supplement dated May 3, 2021 amends and supplements the Proxy Statement of The Bancorp, Inc. (the “Company”) dated April 9, 2021 (the “Proxy Statement”), with the following information.

Engagement of Proxy Solicitor

Subsequent to filing the Proxy Statement for its 2021 Annual Meeting of Stockholders to be held on May 19, 2021, the Company engaged D.F. King & Co., Inc., an independent proxy solicitation firm, to assist in soliciting proxies on the Company’s behalf. The Company has agreed to pay a fee of $12,500, plus costs and expenses, for these services.

Expenses and Manner of Solicitation

As noted in the Proxy Statement, the cost of soliciting proxies will be borne by the Company.  Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone, but will not be specifically compensated for soliciting such proxies. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the Company’s common shares.